                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[ ]  Definitive Proxy Statement                 Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.
[ ]  Confidential for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              IPC HOLDINGS, LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                                                PRELIMINARY COPY

                               IPC HOLDINGS, LTD.
                        AMERICAN INTERNATIONAL BUILDING
                                29 RICHMOND ROAD
                             PEMBROKE HM 08 BERMUDA

                        NOTICE OF ANNUAL GENERAL MEETING
                          TO BE HELD ON JUNE 14, 2002

                                                                  April   , 2002

TO OUR SHAREHOLDERS:

     The 2002 Annual General Meeting of IPC Holdings, Ltd. (the "Company") will be held at 9:30 a.m., local time, on Friday, June 14, 2002 at the American International Building, 29 Richmond Road, Pembroke, Bermuda, for the following purposes:

          To elect six directors to hold office until the Company's next Annual General Meeting or until their successors are elected or appointed or their offices are otherwise vacated;

          To authorize the Board to appoint a seventh director to hold office until the Company's next Annual General Meeting or until his or her successor is elected or appointed or his or her office is otherwise vacated;

          To consider and approve amendments to the Company's Bye-Laws that permit the Board of Directors to fill casual vacancies of the Company's Auditor until the following Annual General Meeting;

          To act on a proposal to appoint KPMG as the Company's independent auditors to serve until the Company's next Annual General Meeting and to authorize the Audit Committee of the Company to set the compensation of such independent auditors; and

          To transact such other further business, if any, as lawfully may be brought before the meeting.

     Other than approval of the minutes of the 2001 Annual General Meeting and presentation of the Company's financial statements and independent auditor's report for the fiscal year ended December 31, 2001, we know of no specific matter to be brought before the Annual General Meeting other than those matters described above.

     Only shareholders of record, as shown by the register of members of the Company at the close of business on April 3, 2002 are entitled to notice of, and to vote at, the Annual General Meeting.

     PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. FOR FURTHER INFORMATION CONCERNING THE MATTERS TO BE ACTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE PROXY STATEMENT ON THE FOLLOWING PAGES.

                                          By Order of the Board of Directors,

                                          Dennis J. Higginbottom
                                          Vice President & Secretary

                               IPC HOLDINGS, LTD.
                        AMERICAN INTERNATIONAL BUILDING
                                29 RICHMOND ROAD
                             PEMBROKE HM 08 BERMUDA

                                                                  April   , 2002

                                PROXY STATEMENT
                   FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
                                 JUNE 14, 2002

             GENERAL INFORMATION; VOTING AND REVOCATION OF PROXIES

     The Board of Directors of IPC Holdings, Ltd. (the "Company") is soliciting the enclosed proxy to be voted at the 2002 Annual General Meeting of the Company's shareholders (the "Annual General Meeting") to be held at 9:30 a.m., local time, on Friday June 14, 2002 at the American International Building, 29 Richmond Road, Pembroke, Bermuda, and at any adjournments thereof. When the enclosed proxy card is properly executed and returned, the common shares, par value $0.01 per share, of the Company ("Common Shares") it represents will be voted, subject to any direction to the contrary, at the Annual General Meeting FOR the matters specified in the Notice of Annual General Meeting attached hereto and described more fully herein.

     This Proxy Statement, the attached Notice of Annual General Meeting and the
enclosed proxy card are first being mailed to shareholders on or about April   ,
2002. A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2001 accompanies this Proxy Statement.

     Any shareholder giving a proxy may revoke it prior to its exercise by providing the Secretary of the Company with written notice of revocation, by voting in person at the Annual General Meeting or by executing a later dated proxy so long as the action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

     Shareholders of record, as shown by the register of members of the Company, as of the close of business on April 3, 2002 will be entitled to vote at the Annual General Meeting. As of March 31, 2002 there were outstanding 48,172,776 Common Shares entitled to vote at the Annual General Meeting, with each Common Share entitling the holder of record on such date to one vote on a poll; provided, however, if the number of "Controlled Shares" of any holder would constitute 10% or more of the combined voting power of the issued Common Shares (such holder, a "10% Shareholder"), such holder will have the voting rights attached to its Common Shares reduced, in the manner provided in the Company's Bye-Laws (the "Bye-Laws"), so that it may not exercise more than approximately 9.9% of the total voting rights attached to the outstanding Common Shares. "Controlled Shares" of any person refers to all Common Shares owned by such person, whether (i) directly, (ii) with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of
Section 958(a) and 958(b) of the U.S. Internal Revenue Code (the "Code") or
(iii) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.

     As of the date of this Proxy Statement, the Company is aware of only one shareholder, American International Group, Inc. ("AIG"), which possesses Controlled Shares requiring a reduction in its voting power to 9.9%; however, the applicability of such provisions may have the effect of increasing another shareholder's voting power to over 9.9%, thereby requiring a corresponding reduction in such other shareholder's voting power. Because the applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons, the Company requests that any holder of Common Shares (other than AIG) with reason to believe that it is a 10% Shareholder within the meaning of the Bye-Laws please contact the Company promptly so that the

Company may determine whether the voting power of such holder's Common Shares should be reduced. By submitting a proxy, a holder of Common Shares (other than AIG) will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 10% Shareholder. The directors of the Company are empowered to require any shareholder to provide information as to that shareholder's beneficial share ownership, the names of persons having beneficial ownership of the shareholder's shares, relationships with other shareholders or any other facts the directors may deem relevant to a determination of the number of Controlled Shares attributable to any person. The directors may disregard the votes attached to shares of any holder failing to respond to such a request or submitting incomplete or untrue information. The directors retain certain discretion to make such final adjustments as to the aggregate number of votes attaching to the Common Shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person will be a 10% Shareholder at any time.

     The quorum required at the Annual General Meeting is two or more persons present in person and representing in person or by proxy more than 50% of the outstanding Common Shares (without giving effect to the limitation on voting rights described above).

     At the Annual General Meeting, shareholders will be asked to elect the six director nominees set forth herein under the caption "Election of Directors" to serve as directors of the Company until the Company's next Annual General Meeting or until their successors are elected and qualified. Your Board of Directors recommends, and if no instructions are provided in an executed proxy it will constitute, a director to vote FOR the election of each such nominee. The Common Shares are entitled to vote cumulatively in the election of directors (resulting in each shareholder, including a shareholder holding Controlled Shares (as defined above), being entitled to the number of votes that equals the number of votes which (except for this provision as to cumulative voting) such shareholder would be entitled to cast for the election of directors with respect to its Common Shares multiplied by the number of directors to be elected, and all votes entitled to be cast may be cast for one or more of the directors being elected). Shareholders may (but need not) indicate the distribution of their votes among the nominees in the space provided on the proxy card. Unless otherwise indicated on the proxy card, the proxies will cumulate votes represented by such proxy in their discretion, except to the extent that authority so to cumulate votes is expressly withheld as to any one or more of the nominees. Directors will be elected by a plurality vote, and an absolute majority of the votes cast is not a prerequisite to election.

     Shareholders will also be asked to authorize the Board to fill the vacancy for a seventh director of the Company, such director to hold office until the Company's next Annual General Meeting or until his or her successor is elected or appointed or his or her office is otherwise vacated. The approval of this item requires the affirmative vote of a majority of the votes cast at the Annual General Meeting. Your Board of Directors recommends, and if no instructions are provided in an executed proxy it will constitute, a director to vote FOR the authorization.

     At the Annual General Meeting, shareholders also will be asked to approve amendments to the Company's Bye-Law 77, Appointment of Auditor, and Bye-Law 79, Vacation of office of Auditor, to permit and require the Board to fill casual vacancies occurring in the office of Auditor. Your Board of Directors recommends, and if no instructions are provided in an executed proxy it will constitute, a director to vote FOR the approval of the amendments to the Company's Bye-Laws 77 and 79. The approval of such amendments requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

     At the Annual General Meeting, shareholders also will be asked to approve the appointment of KPMG as the Company's independent auditors for the fiscal year ending December 31, 2002. See "Appointment of Independent Auditors". Your Board of Directors recommends, and if no instructions are provided in an executed proxy it will constitute, a director to vote FOR the appointment of KPMG to serve in such capacity. The appointment of KPMG requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

     Abstentions and "broker non-votes" will be counted toward the presence of a quorum at, but will not be considered votes cast on any proposal brought before, the Annual General Meeting. Therefore, abstentions and "broker non-votes" will have no effect on the outcome of any proposal.

     A vote by a show of hands will be taken in the first instance on all matters (other than the election of directors) properly brought before the Annual General Meeting, unless a poll is requested in accordance with the Bye-Laws. On a vote by show of hands, every shareholder present in person and every person holding a valid proxy will be entitled to one vote, regardless of the number of shares owned or represented by that person. If a poll is requested, each shareholder present who elects to vote in person and each person holding a valid proxy is entitled to one vote for each share owned or represented.

     The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your common shares are represented by certificates or book entries in your name so that you appear as a shareholder on the records of our share transfer agent, Computershare Investor Services, a proxy card for voting those shares will be included with this Proxy Statement. You may direct how your shares are to be voted by completing, signing and returning the proxy card in the enclosed envelope.

     If you own shares through a brokerage firm, you may instead receive from your bank or brokerage firm a voting instructions form with this Proxy Statement that you may use to instruct how your shares are to be voted. As with a proxy card, you may direct how your shares are to be voted by completing, signing and returning the voting instructions form in the envelope provided. Many banks and brokerage firms have arranged for Internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form.

     We have requested that brokerage and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of our common shares and will reimburse the brokers and other fiduciaries for their reasonable out-of-pocket expenses for forwarding the materials.

                             ELECTION OF DIRECTORS
                             (ITEM A ON PROXY CARD)

     Six nominees are presented for election at the Annual General Meeting to hold office on your Board of Directors until the next Annual General Meeting or until their respective successors are elected or appointed or their office is otherwise vacated. All of the nominees are currently members of your Board of Directors. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ON THE ENCLOSED PROXY CARD. It is not expected that any of the nominees will become unavailable for election as a director but, if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as your Board of Directors shall recommend.

     The name, age, principal occupation and certain other information concerning each nominee is set out below.

     JOSEPH C.H. JOHNSON (age 64) has been Chairman of the Board of Directors of the Company and its wholly-owned subsidiaries, IPCRe Limited ("IPCRe") and IPCRe Underwriting Services Limited ("IPCUSL") (IPCRe, IPCUSL, together with the Company, "IPC"), since its inception and has been President and Chief Executive Officer of American International Company Limited ("AICL") in Bermuda since 1978. AICL is a wholly-owned subsidiary of AIG. Mr. Johnson is also an officer and director of various other subsidiaries and affiliates of AIG.

     JAMES P. BRYCE (age 53) has been President and Chief Executive Officer of the Company and IPCRe since July 2000 and a director of the Company and IPCRe since June 2000. Mr. Bryce was Senior Vice President of the Company from July 1996 to July 2000 and Senior Vice President -- Underwriting (Chief Underwriting Officer) of IPCRe from its inception to July 2000. From July 1985 to July 1993, Mr. Bryce served as a director of AIG Reinsurance Services Limited (Hong Kong).

     THE HONOURABLE JACKIE M. CLEGG (age 40) has been a director of the Company and IPCRe since July 2001. Also, since September 2001, Ms. Clegg has acted as managing partner of Clegg International Consultants, LLC., specializing in emerging markets. In July 2001, Ms. Clegg stepped down as Vice Chairman and First Vice President of the Export-Import Bank of the United States, after serving in that role since June 1997. Prior to joining the bank in 1993, she served as staff to the Senate Committee on Banking, Housing and Urban Affairs, where she was the principal staff to the Subcommittee on International Finance and Monetary Policy.

     DR. THE HONOURABLE CLARENCE ELDRIDGE JAMES (age 70) has been a director of the Company and IPCRe since February 1996. Dr. James was Chairman, Government Employees Health Insurance Committee, from 1990 to 1998 and was Chief of Staff of the Bermuda Hospitals Board from 1995 until March 1998, when he retired from that position. From 1984 to 1989, Dr. James served as Minister of Finance of Bermuda.

     FRANK MUTCH (age 66) has been a director of the Company and IPCRe since February 1996 and has been a consultant with the law firm of Conyers, Dill & Pearman from 1994 to 2000, when he retired from that position. From 1981 to 1994, Mr. Mutch served as a partner of Conyers, Dill & Pearman.

     ANTHONY MACLEOD PILLING (age 63) has been a director of the Company and IPCRe since June 1998. Mr. Pilling has been President of One North (Bermuda) Ltd., which provides management and advisory services to companies and individuals, since 1991. From 1972-1991, Mr. Pilling practiced law with firms in Toronto, Calgary, and Vancouver, Canada.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Russell Fisher resigned from the Board on December 15, 2001. Mr. Fisher had been a director since June 1998 and, during 2001 until his resignation, served as Deputy Chairman and as a member of the Audit Committee. Mr. Fisher was replaced as Deputy Chairman by Frank Mutch and as a member of the Audit Committee by Jackie Clegg.

     During the year ended December 31, 2001, there were five meetings of your Board of Directors (including regularly scheduled and special meetings). All incumbent directors attended at least 75% of the aggregate of such meetings and of the meetings held by all committees of your Board of Directors of which they were a member.

     Your Board of Directors has established five standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Investment Committee and the Stock Option and Stock Purchase Committee.

     AUDIT COMMITTEE. During 2001, the Audit Committee consisted of Messrs. Mutch, Johnson, Fisher and Pilling. The Audit Committee is responsible for meeting with the Company's independent accountants regarding, among other issues, audits and adequacy of the Company's accounting and control systems. The Audit Committee held four meetings during the year ended December 31, 2001.

     COMPENSATION COMMITTEE. During 2001, the Compensation Committee consisted of Messrs. Johnson, James and Mutch. The Compensation Committee has the authority to establish compensation policies and recommend compensation programs to the Board of Directors including those programs that are within the province of the Stock Option and Stock Purchase Committee. The Compensation Committee held one meeting during the year ended December 31, 2001.

     EXECUTIVE COMMITTEE. During 2001, the Executive Committee consisted of Messrs. Johnson, Bryce and Mutch. The Executive Committee has the authority to oversee the general business and affairs of the Company to the fullest extent permitted by Bermuda law. The Executive Committee held eleven meetings during the year ended December 31, 2001.

     INVESTMENT COMMITTEE. During 2001, the Investment Committee consisted of Messrs. Johnson, Pilling, Mutch and Ms. Clegg. The Investment Committee is responsible for recommending asset allocations to the Board of Directors, approving the guidelines which provide standards to ensure portfolio liquidity and safety, and approving investment managers and custodians for portfolio assets. The Investment Committee held four meetings during the year ended December 31, 2001.

     STOCK OPTION AND STOCK PURCHASE COMMITTEE. During 2001, the Stock Option and Stock Purchase Committee consisted of Messrs. James, Mutch and Pilling. The Stock Option and Stock Purchase Committee administers and grants awards under any stock option plans and incentive compensation plans of the Company. The Stock Option and Stock Purchase Committee held one meeting during the year ended December 31, 2001.

DIRECTOR COMPENSATION

     During the year ended December 31, 2001, the Company compensated directors (other than Mr. Fisher and any director who was an employee of the Company or IPCRe) in the amount of $12,000 per year and an additional $1,000 per meeting of your Board of Directors or any committee thereof, other than the Executive Committee, for which such directors were compensated in the amount of $500 per meeting, attended by such director. We also reimburse our Directors for out-of-pocket expenses incurred in connection with the performance of their duties as directors. Fees otherwise payable to Mr. Fisher were paid to General Re for Mr. Fisher's services as a director. In addition to the fees otherwise paid under the Administrative Services Agreement (as defined herein), the Company paid $50,000 per year to AICL for Mr. Johnson's services as Chairman of your Board of Directors in 2001.

              AUTHORIZATION OF THE BOARD TO FILL A VACANCY ON THE
                BOARD REMAINING AFTER THE ANNUAL GENERAL MEETING
                             (ITEM B ON PROXY CARD)

     Last year, the shareholders amended our Bye-Laws to grant discretion to the Board under Bye-Law 11 to determine the number of directors for election at the Annual General Meeting based on the Board's assessment of the need and availability of suitable candidates for positions on the Board. The amendment also gave the shareholders the opportunity to grant your Board of Directors the discretion to fill any vacancies in that number if suitable candidates have not been located at the time of the Annual General Meeting. Your Board of Directors believes the number of directors should remain fixed at seven for the ensuing year.

     On December 15, 2001, Russell Fisher, who had served as a member of your Board of Directors since 1998, resigned his position. To date, this vacancy has not been filled, although your Board of Directors has searched for replacements who will be suitable for the Board. Accordingly, the Board seeks the authority to continue to seek a suitable candidate for the one vacant seat that will remain on the Board following the Annual General Meeting. Any candidate selected and appointed by the Board to fill this vacancy will, of course, stand for election by the shareholders at the Annual General Meeting to be held in 2003.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AUTHORIZING THE BOARD TO FILL THE VACANCY ON THE BOARD FOLLOWING THE ANNUAL GENERAL MEETING.

        APPROVAL OF AMENDMENTS TO BYE-LAW 77. APPOINTMENT OF AUDITOR AND BYE-LAW 79. VACATION OF OFFICE OF AUDITOR; TO PERMIT THE BOARD TO FILL
               ANY CASUAL VACANCY IN THE OFFICE OF AUDITOR UNTIL
                      THE FOLLOWING ANNUAL GENERAL MEETING
                             (ITEM C ON PROXY CARD)

     The Company's Bye-Laws were approved by the shareholders at the Annual General Meeting on February 15, 1996 and were amended and restated by a resolution of the shareholders adopted on June 15, 2001. Bye-Law 77, Appointment of Auditor, specifies that the Auditor of the Company's accounts shall be appointed at the annual general meeting or at a subsequent special general meeting in each year. Bye-Law 79, Vacation of office of Auditor, requires the Board to convene a special general meeting to fill the vacancy if the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required. Your Board of Directors believes that these Bye-Laws should be amended to allow and require the Board to fill casual vacancies of the office of Auditor until the following annual general meeting.

     The need for these proposed amendments to the Bye-Laws became evident this year as a result of recent events concerning accounting firms that were reported in the media and during the Audit Committee's deliberations on whether or not to recommend the reappointment of the current Auditor. The Committee considered, among other things, its concerns that it might be possible for an Auditor to become ineligible to audit the financial statements of publicly-traded companies in the United States, or that an Auditor could become financially impaired to the extent of being unable to complete the audit assignment. The Committee also considered the cost to the Company and the delay in the appointment of a new Auditor due to the time and expense required to organize a special general meeting for that purpose. Recently, some companies have found it necessary to appoint new auditors during their fiscal years in light of recent events, and your Board of Directors hopes that such a situation will not arise subsequent to any Annual General Meeting of the Company. Nevertheless, the Board believes that it would be beneficial, if that situation ever did occur, for it to have the authority to fill a casual vacancy of the office of the Auditor in a timely manner.

     The first proposed amendment, reflected in Paragraph (A) in the resolution below, would create a mechanism for the appointment of the Auditor by the Board, in addition to the appointment by shareholders at an annual general meeting or special general meeting.

     The second proposed amendment, reflected in Paragraph (B) in the resolution below, would remove the requirement of the Board to call a special general meeting to fill a casual vacancy of the office of Auditor and would permit and require the Board to fill the vacancy.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING RESOLUTION TO AMEND THE COMPANY'S BYE-LAWS 77 AND 79.

     RESOLVED, that the following amendments to the Company's Bye-laws be approved:

(A) Bye-Law 77 of the Bye-Laws of the Company shall be amended by inserting in the first sentence immediately before the first comma the words "and to Bye-Law 79"; and

(B) Bye-Law 79 of the Bye-Laws of the Company shall be amended by deleting the words "convene a special general meeting to".

                    APPOINTMENT OF INDEPENDENT AUDITORS AND
                    AUTHORIZATION TO SET THEIR COMPENSATION
                             (ITEM D ON PROXY CARD)

     The appointment of the independent auditors is subject to approval annually by the Company's shareholders. On April 12, 2002, upon recommendation of the Audit Committee, your Board of Directors decided to propose that KPMG be appointed as the Company's independent auditors.

     Arthur Andersen has served as IPC's auditor since 1993. Representatives of Arthur Andersen and KPMG have been invited and are expected to attend the Annual General Meeting and will have an opportunity to make a statement if they wish. If in attendance, they will also be available to answer questions at the meeting. If approved, KPMG will serve as IPC's auditor until the Company's next Annual General Meeting for such compensation as the Audit Committee of your Board of Directors shall determine.

     The fees billed by Arthur Andersen for services rendered for the fiscal year ended December 31, 2001 include the following:

     AUDIT FEES. The aggregate fees billed by Arthur Andersen for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $123,340.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. No fees were billed by Arthur Andersen to the Company for professional services rendered for information technology services related to financial information system design and implementation for the fiscal year ended December 31, 2001.

     ALL OTHER FEES. The aggregate fees billed by Arthur Andersen for services rendered to the Company, other than the services described above under "Audit Fees" for the fiscal year ended December 31, 2001, were $106,625. These fees include work related to the Company's public share offering in December 2001.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF KPMG AS THE COMPANY'S INDEPENDENT AUDITOR AND THE AUTHORIZATION OF THE AUDIT COMMITTEE TO SET THE COMPENSATION OF THE INDEPENDENT AUDITOR.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following descriptions summarize certain relationships and the terms of certain agreements of IPC. For more information, please see all of the provisions of the relevant agreements. A copy of each such agreement has been previously filed with the Securities and Exchange Commission (the "Commission") and is listed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2001, a copy of which will be provided upon request. See "Additional Information."

AIG RELATIONSHIP AND SHARE OWNERSHIP

     IPC commenced operations in July 1993 through the sponsorship of AIG, a holding company incorporated in Delaware which through its subsidiaries is primarily engaged in a broad range of insurance and insurance-related activities and financial services in the United States and abroad. AIG purchased 24.4% of the initial share capital of the Company and an option (exercisable in specified circumstances) to obtain up to an additional 2,775,000 common shares (the "AIG Option"). On December 12, 2001, the Company completed a follow-on public offering (the "Offering"), which is one of the circumstances in which AIG is permitted to exercise its option. In the Offering, 17,480,000 ordinary shares were sold (including the exercise of the over-allotment option of 2,280,000 shares) at $26.00 per share. Concurrent with the Offering, the Company sold 2,867,000 shares in a private placement to AIG at a price equal to the public offering price. Furthermore, AIG exercised its option referred to above, whereby it acquired 2,775,000 shares at an exercise price of $12.7746 per share. Immediately subsequent to the Offering, AIG owned 24.3% of the share capital of the Company.

     Since IPC's formation, subsidiaries of AIG have provided administrative, investment management and custodial services to IPC, and certain of IPC's officers are also officers of subsidiaries and affiliates of AIG. In addition, the Chairman of your Board of Directors is an officer and director of several AIG affiliates and subsidiaries. AIG has informed the Company that AIG presently intends to continue its share ownership in the Company for the foreseeable future.

CERTAIN BUSINESS RELATIONSHIPS

     ADMINISTRATIVE SERVICES. IPC's day-to-day administrative services are performed by AICL, a wholly-owned subsidiary of AIG, pursuant to an administrative services agreement (the "Administrative Services Agreement"). Services and facilities provided pursuant to the Administrative Services Agreement include tax, legal and accounting services, office space in Bermuda, electronic data services and other services required by IPC in the ordinary course of business. The fees payable in connection with such administrative services are equal to 2.5% of the first $500 million of annual gross premiums written, 1.5% of the next $500 million of annual gross premiums written and 1.0% of any additional gross premiums written. The Administrative Services Agreement terminates on June 30, 2003 and is automatically renewed thereafter for successive three-year terms unless prior written notice to terminate is delivered by or to AICL at least 180 days prior to the end of such three-year term. Fees payable for such administrative services totaled $3.2 million for the year ended December 31, 2001. In addition to such fees, IPC pays $50,000 per year to AICL for Mr. Johnson's services as Chairman of your Board of Directors. Mr. Johnson is President and Chief Executive Officer of AICL.

     IPCRe Europe Limited, a wholly-owned subsidiary of IPCRe, is party to an agreement with AIG Insurance Management Services (Europe) Limited ("AIMS"), an indirect wholly-owned subsidiary of AIG, under which AIMS provides administrative services for an annual fee of approximately $30,000 per annum.

     INVESTMENT MANAGEMENT SERVICES. AIG Global Investment Corp. (Ireland) Ltd. ("AIGIC"), an indirect wholly-owned subsidiary of AIG, provides investment advisory services to IPC. AIGIC manages IPC's entire investment portfolio, subject to IPC's investment guidelines, pursuant to an investment advisory agreement (the "Investment Management Agreement"). The current term of the Investment Management Agreement is set to expire on June 30, 2002. The Investment Management Agreement will continue to be automatically renewable for additional three-year terms, subject to termination of any such three-year term by either party on 90 days' prior written notice. We pay AIGIC an annual fee equal to 0.35% on the first $100 million of funds under management, 0.25% on the next $100 million of funds under management and

0.15% on all funds managed greater than $200 million. The management fee totaled $1.3 million for the year ended December 31, 2001. The performance of AIGIC under the Investment Management Agreement is reviewed periodically by your Board of Directors. AIGIC has entered into a Sub-Advisory Agreement with AIG Global Investment Corp. Ltd. (Europe) ("AIGIC (Europe)"), an indirect wholly-owned subsidiary of AIG, pursuant to which AIGIC (Europe) advises AIGIC on the management of IPC's investment portfolio.

     CUSTODIAL SERVICES. AIG Global Investment Trust Services Ltd. ("AIGTS"), an indirect wholly-owned subsidiary of AIG based in Ireland, provides custodial services to IPC pursuant to a custodial agreement (the "Custodial Agreement"). The Custodial Agreement provides for an annual fee of 0.04% of the market value of the portfolio plus reimbursement of reasonable out of pocket expenses including, but not limited to, legal fees. The Custodial Agreement has an open term and may be terminated by us or AIGTS on 90 days' prior written notice. Fees incurred under the Custodial Agreement were $316,000 for the year ended December 31, 2001.

     UNDERWRITING SERVICES. The Company's new subsidiary, IPCUSL, has entered into an underwriting agency agreement with Allied World Assurance Company, Ltd. ("AWAC"), a newly formed multi-line insurance and reinsurance company. AWAC is a wholly-owned subsidiary of Allied World Holdings, Ltd., in which AIG holds a 23.4% ownership interest. Under the agreement, IPC will underwrite and place, on an exclusive basis, property catastrophe treaty reinsurance written by AWAC. IPC will receive an agency commission of 6.5% of gross premiums written. The initial term of the underwriting agency agreement is for three years commencing December 1, 2001.

REGISTRATION RIGHTS

     Pursuant to an agreement executed prior to the closing of the Company's initial public offering in March 1996 (the "Offering"), the Company agreed to provide certain original shareholders and AIG as holder of the AIG Option with registration rights for Common Shares held by them and certain of their subsidiaries at the time of the Offering (or obtainable pursuant to the AIG Option) and not sold pursuant to a registration statement or Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). Under this agreement, AIG has the right to require the Company, on two occasions, and General Re Corporation (the only remaining holder with such right) has the right to require IPC on one occasion, to register Common Shares, including shares obtainable through the AIG Option, under the Securities Act for sale in the public market, in an underwritten offering, in block trades from time to time or otherwise; provided, however, that the Company is not obligated to register shares unless the total number of common shares requested to be registered pursuant to any such demand equals or exceeds 2,500,000. Any other holder of registration rights has the right to participate in any such demand registration on a second-priority basis subject to a customary underwriter's reduction. The Company may include other Common Shares in any such demand registration on a third-priority basis subject to a customary underwriter's reduction. If the Company proposes to file a registration statement covering Common Shares at any time, each of AIG and General Re will have one right to include Common Shares held by it in the registration, in each case on a first-priority basis with any shareholders and on a second-priority basis with the Company, pro-rata according to the relevant respective holdings and subject to a customary underwriter's reduction. The Company has agreed to indemnify each of AIG and General Re in respect of certain liabilities, including civil liabilities under the Securities Act, and to pay certain expenses relating to such registrations. The agreement terminates on June 29, 2003.

TRANSACTIONS IN ORDINARY COURSE OF BUSINESS WITH SHAREHOLDERS

     IPC has assumed premiums from, and paid brokerage fees to, companies affiliated with shareholders of the Company. Premiums assumed from subsidiaries of AIG and of General Re Corporation were approximately $13.5 million and $2.1 million, respectively, for the year ended December 31, 2001. Premiums ceded to a subsidiary of AIG during the same period were $442,000. In addition, during the same period, the Company paid brokerage fees and commissions to Herbert Clough, Inc. of approximately $487,000. Herbert Clough is a wholly-owned subsidiary of General Re Corporation (which beneficially owned 1,250,000 Common Shares during the year ended December 31, 2001). All brokerage transactions are entered into on an arm's-length basis.

                     BENEFICIAL OWNERSHIP OF COMMON SHARES

     The table below sets forth certain information as of April 3, 2002 (unless otherwise specified) with respect to the beneficial ownership of Common Shares by each person who is known to the Company to own beneficially more than 5% of the outstanding Common Shares, each person currently serving as a director of the Company, each nominee for director, the Chief Executive Officer, each of the four most highly compensated executive officers of the Company other than the Chief Executive Officer (the "Named Executive Officers") and all directors and executive officers as a group.

                                                               BENEFICIAL OWNERSHIP(1)
                                                               -----------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                             NUMBER        PERCENT
------------------------------------                           ----------      -------
American International Group, Inc. .........................   11,722,000(2)    24.3%
  70 Pine Street
  New York, New York 10270
FMR Corp. ..................................................    4,022,500(3)     8.4%
  82 Devonshire Street
  Boston, Massachusetts 02109
Wellington Management Company, LLP..........................    3,907,500(4)     8.1%
  75 State Street
  Boston, Massachusetts 02109
Vanguard Windsor Funds -- Windsor Fund......................    2,815,200(5)     5.8%
  100 Vanguard Blvd
  Malvern, Pennsylvania 19355
James P. Bryce..............................................       67,767(6)        *
Joseph C.H. Johnson.........................................           --           *
Dr. the Honourable Clarence Eldridge James..................           --           *
Frank Mutch.................................................        1,000           *
Anthony MacLeod Pilling.....................................           --           *
Peter J.A. Cozens...........................................       37,868(7)        *
Stephen F. Fallon...........................................       20,000(8)        *
Dennis J. Higginbottom......................................       19,199(9)        *
John R. Weale...............................................       17,600(10)       *
All directors and executive officers as a group.............      191,983           *

---------------
* Less than 1% of the outstanding Common Shares

(1) In accordance with the rules of the Securities and Exchange Commission, a person is deemed to have "beneficial ownership" of Common Shares which such person has the rights to acquire within 60 days. For purposes of calculating percent ownership, each person's holdings have been calculated assuming full exercise of outstanding options exercisable by such person within 60 days, but not the exercise of options held by any other person.

(2) Reflects information reported in Amendment No. 3, filed December 19, 2001, to a Schedule 13D. Mr. Johnson, the Chairman of the Board of Directors of the Company, IPCRe and IPCUSL, is the President and Chief Executive Officer of AICL and an officer and director of various other AIG subsidiaries and affiliates.

(3) Reflects information reported in Amendment No. 2 to a Schedule 13G filed February 14, 2002.

(4) Reflects information reported in Amendment No. 5 to a Schedule 13G filed February 12, 2002. Wellington Management Company LLP is an investment adviser; one of its clients is Vanguard/ Windsor Fund, Inc.

(5) Reflects information reported in Amendment No. 5 to a Schedule 13G filed February 12, 2002.

(6) Includes 100 Common Shares that are held by the IRA trustee for Mr. Bryce's wife, for which Mr. Bryce disclaims beneficial ownership, and 48,344 Common Shares issuable upon the exercise of options.

(7)  Includes 28,437 Common Shares issuable upon the exercise of options.

(8)  Includes 19,500 Common Shares issuable upon the exercise of options.

(9)  Includes 17,219 Common Shares issuable upon the exercise of options.

(10) Includes 14,250 Common Shares issuable upon the exercise of options.

                               EXECUTIVE OFFICERS

     The executive officers of the Company and IPCRe are elected by and serve at the discretion of your Board of Directors. The name, age, principal occupation and certain other information regarding the executive officers of the Company and IPCRe as of December 31, 2001 were as follows:

     JAMES P. BRYCE (age 53) has been President and Chief Executive Officer of the Company and IPCRe since July 2000 and a director of the Company and IPCRe since June 2000. Mr. Bryce was Senior Vice President of the Company from July 1996 to July 2000 and was Senior Vice President -- Underwriting (Chief Underwriting Officer) of IPCRe from its inception to July 2000. Between November 1992 and June 1993, Mr. Bryce was a Vice President in the Reinsurance Division of AIG Europe (UK) Limited in London; between December 1990 and November 1992, Mr. Bryce was Far East Regional Manager for Transatlantic Reinsurance Company (Hong Kong). From July 1985 to November 1990, Mr. Bryce was Far East Regional Manager for Transatlantic Reinsurance Company (Tokyo), and from July 1985 to July 1993, Mr. Bryce served as a Director of AIG Reinsurance Services Limited (Hong Kong).

     PETER J.A. COZENS (age 54) has been Vice President -- Underwriting of IPCRe since March 1995. From June 1993 to March 1995 Mr. Cozens was the London representative of IPC. Mr. Cozens previously served from September 1981 to May 1993 as Group Non-Marine Underwriter of the English & American Group, and from August 1963 to August 1981 with the Sir Philip D'Ambrumenil Syndicate at Lloyd's, where his responsibilities were those of Deputy Treaty Underwriter.

     STEPHEN F. FALLON (age 45) was appointed Senior Vice
President -- Underwriting of IPCRe on December 1, 2001. Since October 1997, Mr. Fallon had served as Vice President -- Underwriting of IPCRe. From June 1996 through October 1997 Mr. Fallon was a Senior Vice President of Folksamerica Reinsurance Company, and from November 1985 to June 1996 Mr. Fallon was a Senior Vice President and Director of Christiana General Insurance Corporation of New York.

     DENNIS J. HIGGINBOTTOM (age 53) was appointed Vice President and Secretary of the Company and IPCRe in December 1995. From October 1983 to December 1990, Mr. Higginbottom was Vice President and Director of AICL, and from December 1990 to December 1995, Mr. Higginbottom was Senior Vice President and Director of AICL.

     JOHN R. WEALE (age 43) was appointed Senior Vice President and Chief Financial Officer of the Company and IPCRe on February 19, 2002. Since July 1996, Mr. Weale had served as Vice President and Chief Financial Officer of the Company and IPCRe. Prior to joining IPCRe, Mr. Weale spent over 13 years with AICL in Bermuda, serving in a variety of positions, the most recent being Vice President -- Offshore Management Services.

                             EXECUTIVE COMPENSATION

     The following table sets forth, in summary form, compensation for all services rendered in all capacities to the Company and IPCRe for the year ended December 31, 2001 by the Chief Executive Officer of the Company and IPCRe and by the Named Executive Officers. Unless otherwise indicated, positions listed in the table set forth below are held with both the Company and IPCRe.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM COMPENSATION
                                                 ANNUAL COMPENSATION                              AWARDS
                                   ------------------------------------------------    ----------------------------
                                                                                        SECURITIES
                                                                     OTHER ANNUAL       UNDERLYING      ALL OTHER
                                   FISCAL    SALARY     BONUS(1)    COMPENSATION(2)      OPTIONS       COMPENSATION
NAMES AND PRINCIPAL POSITION        YEAR        $          $               $                #               $
----------------------------       ------    -------    --------    ---------------    ------------    ------------
James P. Bryce...................   2001     370,000    100,000         144,105           20,000          18,500(3)
President & Chief................   2000     318,000    150,000         131,781           27,000          15,900(3)
Executive Officer................   1999     274,800     95,000         137,682           11,000          13,740(3)

Peter J.A. Cozens................   2001     219,500     60,000         152,977           10,000               0
Vice President --................   2000     210,500    100,000         136,582           10,000               0
Underwriting of IPCRe............   1999     202,300     70,000         121,894            6,875               0

Stephen F. Fallon(5).............   2001     193,200     65,000         135,781           17,000           9,660(4)
Senior Vice President -..........   2000     180,000    100,000         138,803           17,000           9,000(4)
Underwriting of IPCRe............   1999     171,500     60,000         123,477            4,000           8,575(4)

John R. Weale....................   2001     157,000     40,000         122,015            6,000           7,850(4)
Senior Vice President & Chief....   2000     132,000     60,000         105,676            6,000           6,600(4)
Financial Officer................   1999     124,480     32,000          94,447            4,000           6,224(4)

Dennis J. Higginbottom...........   2001     146,100     30,000         152,113            6,000               0
Vice President & Secretary.......   2000     142,000     40,000         148,588            6,000               0
                                    1999     136,800     35,000         104,245            4,000               0

---------------

(1) 50% of the amount shown is deferred and vests at a rate of 25% on December 31st of each of the first through fourth years following the year of the grant. Portions of the grant not vested may be subject to forfeiture under certain conditions. The deferred amount is invested in mutual funds, which have variable investment returns. Consequently, the value of the invested amount may increase or decrease during the vesting period.

(2) Other annual compensation for the year ended December 31, 2001 includes amounts in respect of reimbursement for certain travel expenses, property management, utilities, club dues, cost of living allowances, education expenses (with respect to Messrs. Fallon and Higginbottom only), and also includes housing expenses of $87,655, $108,036, $83,543, $80,062 and
    $103,705 for Messrs. Bryce, Cozens, Fallon, Weale and Higginbottom, respectively.

(3) Represents contributions by the Company pursuant to a deferred compensation agreement. See "Executive Compensation -- Pension Benefits".

(4) Represents Company contributions to the IPCRe Defined Contribution Retirement Plan. See "Executive Compensation -- Pension Benefits".

STOCK OPTION PLAN

     The following table sets forth information concerning awards of stock options under the Company's Stock Option Plan made to the Company's Chief Executive Officer and to the Named Executive Officers during the year ended December 31, 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                         ----------------------------------------------------------       VALUE AT ASSUMED
                         NUMBER OF                                                         ANNUAL RATE OF
                           COMMON      PERCENT OF                                        COMMON SHARE PRICE
                           SHARES     TOTAL OPTIONS                                       APPRECIATION FOR
                         UNDERLYING    AWARDED TO     EXERCISE OR                            OPTION TERM
                          OPTIONS     EMPLOYEES IN    BASE PRICE      EXPIRATION        ---------------------
NAME                      GRANTED      FISCAL 2001     PER SHARE        DATE(1)            5%          10%
----                     ----------   -------------   -----------   ---------------     ---------   ---------
James P. Bryce.........    20,000         28.2%         $ 21.00     January 2, 2011     $264,136    $669,372
Stephen F. Fallon......    17,000         23.9%         $ 21.00     January 2, 2011      224,515     568,966
Peter J.A. Cozens......    10,000         14.1%         $ 21.00     January 2, 2011      132,068     334,686
John R. Weale..........     6,000          8.5%         $ 21.00     January 2, 2011       79,241     200,812
Dennis J.
  Higginbottom.........     6,000          8.5%         $ 21.00     January 2, 2011       79,241     200,812

---------------

(1) Except as otherwise noted, the options listed above were granted on January 2, 2001. All options vest at a rate of 25% on each of the first through fourth anniversaries of the date of grant for as long as the employee remains employed by the Company. All options become exercisable once vested.

     The following table sets forth information concerning the number of unexpired stock options outstanding at December 31, 2001 and the value of any unexercised in-the-money stock options at such time held by the Chief Executive Officer of the Company and by the Named Executive Officers.

 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT DECEMBER
                                    31, 2001

                                                                   NUMBER OF                     VALUE OF
                                                             SECURITIES UNDERLYING       UNEXERCISED IN-THE-MONEY
                                                              UNEXERCISED OPTIONS                OPTIONS
                              SHARES ACQUIRED    VALUE        AT FISCAL YEAR-END            AT FISCAL YEAR-END
NAME                            ON EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
----                          ---------------   --------   -------------------------   ----------------------------
James P. Bryce..............       2,500        $40,563          33,844/48,250              $286,658/512,388
Peter J.A. Cozens...........           0        $     0          20,155/22,501              $161,016/216,023
Stephen Fallon..............           0        $     0           9,062/32,688               $74,031/341,144
John R. Weale...............           0        $     0           9,312/13,438               $65,153/129,188
Dennis J. Higginbottom......           0        $     0          12,281/13,438               $97,968/129,188

---------------

(1) Aggregate market value based on the closing sale price of Common Shares of $29.60 on December 31, 2001 less the aggregate exercise price.

PENSION BENEFITS

     MR. BRYCE. Pursuant to an individual pension arrangement with IPCRe, Mr. Bryce is entitled to a lifetime annual supplemental benefit, payable monthly, commencing upon his attaining age 65, equal to 0.925% of covered compensation plus 1.425% of average final compensation in excess of covered compensation multiplied by his years of credited service from April 1, 1985 (the date from which Mr. Bryce's credited service had previously been calculated under the AIG Retirement Plan in which he participated until December 1, 1995). Covered compensation is equal to 150% of the average of the Social Security taxable wage bases in effect for each calendar year during the 35 year period ending with the last day of the calendar year in which Mr. Bryce will attain Social Security retirement age (currently age 65). At December 31, 2001, Mr. Bryce's covered compensation was $80,400. Covered compensation pursuant to Mr. Bryce's pension arrangement with IPCRe increases each year as Social Security taxable wage bases increase. Average final compensation is defined as his highest average base pay for any three consecutive years in the 10 year period prior to his attaining age 65. Mr. Bryce had 16.75 years of credited service at December 31, 2001.

     The following table shows the estimated annual retirement benefits that would be payable to Mr. Bryce assuming normal retirement (age 65). Benefits under this plan will also be reduced by $17,941 of annual benefits Mr. Bryce will receive under the AIG Retirement Plan referred to above (but not by amounts received under the deferred compensation arrangement described in the next paragraph).

                            BRYCE PENSION PLAN TABLE

                                                     YEARS OF CREDITED SERVICE
                                      --------------------------------------------------------
REMUNERATION                             15          20          25          30          35
------------                          --------    --------    --------    --------    --------
$125,000............................  $ 20,689    $ 27,585    $ 34,481    $ 41,378    $ 48,274
 150,000............................    26,033      34,710      43,388      52,065      60,743
 175,000............................    31,376      41,835      52,294      62,753      73,211
 200,000............................    36,720      48,960      61,200      73,440      85,680
 225,000............................    42,064      56,085      70,106      84,128      98,149
 250,000............................    47,408      63,210      79,013      94,815     110,618
 300,000............................    58,095      77,460      96,825     116,190     135,555
 400,000............................    79,470     105,960     132,450     158,940     185,430
 450,000............................    90,158     120,210     150,263     180,315     210,368
 500,000............................   100,845     134,460     168,075     201,690     235,305

     Mr. Bryce has also entered into a deferred compensation arrangement with IPCRe pursuant to which Mr. Bryce may defer a portion of his salary and IPCRe will contribute a matching amount equal to the lesser of 5% of his salary or the maximum allowable deferral permitted by Section 402(g) of the Code with respect to plans established under Section 401(k).

     MR. COZENS. Pursuant to an individual pension arrangement with IPCRe, Mr. Cozens is entitled to a lifetime annual benefit, payable monthly, commencing upon his attaining age 65. The annual amount of such benefit will equal 1.67% of Mr. Cozens' base pay for the twelve months prior to his attaining age 65 multiplied by his years of credited service from March 1, 1995. Compensation under Mr. Cozens' pension arrangement only includes base pay. Mr. Cozens had
6.75 years of credited service at December 31, 2001.

     The following table shows the estimated annual retirement benefits that would be payable to Mr. Cozens assuming normal retirement (age 65). There will be no offset applied against the benefit amount.

                           COZENS PENSION PLAN TABLE

                                                     YEARS OF CREDITED SERVICE
                                      --------------------------------------------------------
REMUNERATION                             15          20          25          30          35
------------                          --------    --------    --------    --------    --------
$125,000............................  $ 31,313    $ 41,750    $ 52,188    $ 62,625    $ 73,063
 150,000............................    37,575      50,100      62,625      75,150      87,675
 175,000............................    43,838      58,450      73,063      87,675     102,288
 200,000............................    50,100      66,800      83,500     100,200     116,900
 225,000............................    56,363      75,150      93,938     112,725     131,513
 250,000............................    62,625      83,500     104,375     125,250     146,125
 300,000............................    75,150     100,200     125,250     150,300     175,350
 400,000............................   100,200     133,600     167,000     200,400     233,800
 450,000............................   112,725     150,300     187,875     225,450     263,025
 500,000............................   125,250     167,000     208,750     250,500     292,250

     MR. HIGGINBOTTOM. Pursuant to an individual pension arrangement with IPCRe, Mr. Higginbottom is entitled to a lifetime annual supplemental benefit, payable monthly, commencing upon his attaining age 65, equal to 1.75% of average base pay (defined as his highest average base pay for any three consecutive years in the 10 year period prior to his attaining age 65) multiplied by his years of credited service from April 1, 1980 (the date from which Mr. Higginbottom's credited service had previously been calculated under the American International Overseas Pension Plan (the "AIO Plan") in which Mr. Higginbottom participated until December 31, 1995). Compensation under Mr. Higginbottom's pension arrangement only includes base pay.

Mr. Higginbottom had 21.75 years of credited service at December 31, 2001. The following table shows the estimated annual retirement benefits that would be payable to Mr. Higginbottom assuming normal retirement (age 65). There will be no offset applied against the benefit amount unless Mr. Higginbottom becomes entitled to benefits under a governmental system (which, at present, he is not), except that benefits under this plan will be reduced by $22,365 of annual benefits that Mr. Higginbottom will receive under the AIO Plan referred to above.

                        HIGGINBOTTOM PENSION PLAN TABLE

                                                     YEARS OF CREDITED SERVICE
                                      --------------------------------------------------------
REMUNERATION                             15          20          25          30          35
------------                          --------    --------    --------    --------    --------
$125,000............................  $ 32,813    $ 43,750    $ 54,688    $ 65,625    $ 76,563
 150,000............................    39,375      52,500      65,625      78,750      91,875
 175,000............................    45,938      61,250      76,563      91,875     107,188
 200,000............................    52,500      70,000      87,500     105,000     122,500
 225,000............................    59,063      78,750      98,438     118,125     137,813
 250,000............................    65,625      87,500     109,375     131,250     153,125
 300,000............................    78,750     105,000     131,250     157,500     183,750
 400,000............................   105,000     140,000     175,000     210,000     245,000
 450,000............................   118,125     157,500     196,875     236,250     275,625
 500,000............................   131,250     175,000     218,750     262,500     306,250

     DEFINED CONTRIBUTION RETIREMENT PLAN. Messrs. Weale and Fallon have been eligible to participate in the IPCRe Defined Contribution Retirement Plan since January 1, 1997 and May 1, 1998, respectively. Pursuant to this plan, which is not intended to qualify for tax-favoured treatment under the U.S. Internal Revenue Code, each participant defers 5% of his salary (as determined each year) and IPCRe contributes a matching amount. Amounts contributed pursuant to the plan are invested, among the investment options available thereunder, at the discretion of the employee. Participants are fully vested at all times in both their own and the Company's contributions on their behalf to the plan. Participants may begin to receive distributions from their accounts upon regular retirement at age 65, early retirement at age 55 or thereafter (at the election of the member employee), death or disability (as defined in the plan).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of your Board of Directors has responsibility for determining the compensation of the Company's officers. None of the members of the Compensation Committee was an employee of the Company. Mr. Johnson is President and Chief Executive Officer of AICL. Pursuant to the Administrative Services Agreement, IPC paid fees to AICL of $3.2 million and $2.3 million, respectively, for the years ended December 31, 2001 and 2000 for administrative and other services as described herein. In addition to such fees, the Company pays $50,000 per year to AICL for Mr. Johnson's services as Chairman of your Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of your Board of Directors is comprised solely of non-employee directors. The Compensation Committee has responsibility for developing and implementing the Company's compensation policy for senior management, and for determining the compensation for the executive officers of the Company.

     The Company's compensation program is structured to support the human resources requirements of its business. The Company seeks to attract and retain qualified executives who are creative, motivated and dedicated. With respect to its executive officers, the Company competes with reinsurance companies world-wide, although primarily with companies based in North America and the United Kingdom.

     Each executive's total compensation is generally comprised of four components: base salary, certain expense allowances, annual bonus awards and stock option awards. The objectives of the Compensation Committee in determining the amount of cash compensation for each executive officer are to provide a level of base salary which will allow the Company to attract and retain experienced and talented personnel, and to align the executive officers' interest with the success of the Company through the payment of a bonus based on individual performance and the performance of the Company. The Compensation Committee also takes into account the awards, if any, made by the Stock Option and Stock Purchase Committee.

     The Compensation Committee did not apply any specific formula but considered generally the compensation practices of other reinsurers through a review of public information and surveys. The Compensation Committee's deliberations were made in light of the Company's financial performance, the maintenance of the A+ (Superior) rating from A.M. Best Company, the maintenance of the A+ rating from Standard and Poor's, and the level of competitive activity for the services of experienced and talented people in the reinsurance industry.

     The Compensation Committee believes that the continued financial success of the Company has been largely attributable to the performance and leadership of senior management. Accordingly, the Company's President and Chief Executive Officer, James P. Bryce, was granted an increase in base salary from $350,000 in 2000 to $370,000 per annum for 2001. In determining Mr. Bryce's total compensation for 2001, the Compensation Committee considered the financial performance of the Company. Mr. Bryce was also granted options to purchase 20,000 Common Shares of the Company effective January 2, 2001, 25% of which became exercisable on January 2, 2002, and 25% of which will become exercisable on each of January 2, 2003, January 2, 2004 and January 2, 2005.

Joseph C.H. Johnson
Dr. the Honourable Clarence Eldridge James
Frank Mutch

AUDIT COMMITTEE REPORT

     The role of the Audit Committee is to assist the Board of Directors in its oversight of IPC's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee, except Mr. Johnson, are "independent", as required by applicable listing standards of the National Association of Securities Dealers. In addition to his position as President and Chief Executive Officer of AICL, which provides administrative services to IPC and which is a wholly-owned subsidiary of AIG, Mr. Johnson is an officer and director of several other AIG affiliates and subsidiaries. The Board of Directors has determined that Mr. Johnson can make a valuable contribution as a member of the Audit Committee, due to his experience of dealing with audit-related matters as a President and Chief Executive Officer for more than twenty years.

     The Committee operates pursuant to a Charter that was last amended and restated by the Board on April 9, 2001. As set forth in the Audit Committee's Charter, the management of IPC is responsible for the preparation, presentation and integrity of IPC's financial statements, IPC's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing IPC's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

     In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to IPC is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of IPC's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that IPC's auditors are in fact "independent".

     Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in IPC's Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission.

F. Mutch
J.M. Clegg
J.C.H. Johnson
A.M. Pilling

PERFORMANCE GRAPH

     The following graph shows the cumulative total return, including reinvestment of dividends, on the Common Shares compared to such return for Standard & Poor's 500 Composite Stock Price Index ("S&P 500"), and SNL Securities Insurance Index -- Property and Casualty ("SNL Property & Casualty") for the period beginning on December 31, 1996 and ending on December 31, 2001, assuming $100 was invested on December 31, 1996. Each measurement point on the graph represents the cumulative shareholder return as measured by the last reported sale price at the end of each quarter during the relevant period.

                   CUMULATIVE TOTAL RETURN PERFORMANCE GRAPH

                                  [LINE GRAPH]

--------------------------------------------------------------------------------------
                       12/31/96   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
--------------------------------------------------------------------------------------
 IPC Holdings, Ltd.     100.00     161.59     125.15      84.85     119.79     170.00
 S&P 500                100.00     133.37     171.44     207.52     188.62     166.22
 SNL Property &
  Casualty              100.00     143.72     139.10     103.42     148.33     148.01

             SHAREHOLDER PROPOSALS FOR 2003 ANNUAL GENERAL MEETING

     If you wish to submit a proposal to be considered for inclusion in the proxy materials for the 2003 Annual General Meeting, please send it to the Secretary, IPC Holdings, Ltd., American International Building, 29 Richmond Road, Pembroke HM 08 Bermuda. Under the rules of the Commission, proposals must be received no later than December 26, 2002 to be eligible for inclusion in the 2003 Annual General Meeting proxy statement. If a shareholder wishes to submit a proposal to the 2003 Annual General Meeting without including such proposal in the proxy statement for that meeting, that proposal will be considered untimely, and the proxies solicited by your Board of Directors will confer discretionary authority to vote on the proposal as the proxy holders see fit, if the company is not notified of such proposal by March 11, 2003.

                            SOLICITATION OF PROXIES

     The cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail, and may be made by directors, officers and employees, personally or by telephone or telegram. Proxy cards and materials also will be distributed to beneficial owners of Common Shares through brokers, custodians, nominees and other parties, and the Company expects to reimburse such parties for their charges and expenses. W.F. Doring & Co., Inc. has been retained to assist the Company in the solicitation of proxies at a fee not expected to exceed $3,000, plus out-of-pocket expenses.

                                 OTHER MATTERS

     Other than the approval of the minutes from the 2001 Annual General Meeting and the presentation of the financial statements and independent auditor's report for the fiscal year ending December 31, 2001, your Board of Directors of the Company does not know of any matters which may be presented at the Annual General Meeting other than those specifically set forth in the Notice of Annual General Meeting attached hereto. If matters other than those set forth in the Notice of Annual General Meeting come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in their discretion with respect to such matters.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Executive officers and directors of the Company are subject to the reporting requirements of Section 16 of the Exchange Act. The Company believes that during 2001 all filing requirements applicable to its officers and directors were complied with.

                             ADDITIONAL INFORMATION

     THE COMPANY WILL FURNISH, WITHOUT CHARGE TO ANY SHAREHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES INCORPORATED THEREIN BY REFERENCE TO THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS) FOR THE YEAR ENDED DECEMBER 31, 2001, FILED WITH THE COMMISSION. A COPY OF SUCH REPORT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY AT AMERICAN INTERNATIONAL BUILDING, 29 RICHMOND ROAD, PEMBROKE HM 08, BERMUDA, ATTENTION DENNIS J. HIGGINBOTTOM, SECRETARY. Each such request must include a representation that, as of April 3, 2002, the person making the request was a beneficial owner of Common Shares entitled to vote at the Annual General Meeting. As permitted by the Commission's rules, the Company will not furnish any exhibits to its Annual Report on Form 10-K without charge, but will provide with such report a list of such exhibits and information about its charges for providing them.

      IPC HOLDINGS, LTD.


      [ ] Mark this box with an X if you have made changes to your name or address details below.




Use a black pen. Print in
CAPITAL letters inside the grey
areas as shown in this example.       [ A B C ]  [ 1 2 3 ]  [ X ]

================================================================================
ANNUAL MEETING PROXY CARD
================================================================================

[A]  ELECTION OF DIRECTORS

1. Item A - Election of Nominees: to elect Directors of the Company to hold office until the Company's next Annual General Meeting of Shareholders or until their successors are elected or appointed or their office is otherwise vacated.

                                            FOR    WITHHOLD
01  Joseph C.H. Johnson                     [ ]       [ ]

02  James P. Bryce                          [ ]       [ ]

03  The Honourable Jackie M. Clegg          [ ]       [ ]

04  Dr. the Honourable Clarence             [ ]       [ ]
    Eldridge James

                                            FOR    WITHHOLD
05  Frank Mutch                             [ ]       [ ]

06  Anthony MacLeod Pilling                 [ ]       [ ]

[B]  ISSUES

THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE PROPOSALS LISTED BELOW.

                                                   FOR     AGAINST     WITHHOLD
2.    Item B - Authorization of the                [ ]       [ ]         [ ]
      Board to Fill Vacancy Following
      the Annual Meeting.


                                                   FOR     AGAINST     WITHHOLD
3.    Item C - Approval of Amendments to           [ ]       [ ]         [ ]
      Bye-Laws 77 and 79 to permit the
      Directors to fill a casual vacancy
      in the office of Auditor.

4.    Item D - Appointment and                     [ ]       [ ]         [ ]
      Remuneration of Independent
      Auditors: to appoint the firm of
      KPMG as the Company's independent
      auditors to serve until the
      Company's next Annual General
      Meeting of Shareholders and to
      authorize the Audit Committee to
      set the compensation for the
      Company's independent auditors.

[C] AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

NOTE: Please sign your name or names exactly as it appears on your share certificate(s). When signing as attorney, executor, administrator, trustee, guardian or corporate executor, please give your full title as such. For joint accounts, all co-owners should sign.

Signature 1                   Signature 2                   Date (dd/mm/yyyy)

                                                                  /     /
----------------------------  ----------------------------  --------------------

[ ]  MMMMMMMMMMMM       1 UPX                                           000000 +

================================================================================
PROXY - IPC HOLDINGS, LTD.
================================================================================

MEETING DETAILS

PROXY SOLICITED BY BOARD OF DIRECTORS OF IPC HOLDINGS, LTD. (THE "COMPANY") IN CONNECTION WITH THE COMPANY'S ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 14, 2002 (THE "ANNUAL GENERAL MEETING").

The undersigned shareholder of the Company hereby appoints Joseph C.H. Johnson or, failing him, James P. Bryce, as proxy, each with the power to appoint his substitute, and authorizes them to represent and vote as designated herein, all of the common shares, par value $0.01 per share, of the Company ("Common Shares") held of record on April 3, 2002 by the undersigned shareholder of the Company at the Annual General Meeting, and at any adjournment or postponement thereof, with respect to the matters listed on this Proxy. In their discretion, the proxies are authorized to vote such Common Shares upon such other business as may properly come before the Annual General Meeting.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

THE SUBMISSION OF THIS PROXY, IF PROPERLY EXECUTED, REVOKES ALL PRIOR PROXIES.

IF THIS PROXY IS EXECUTED AND RETURNED BUT NO INDICATION IS MADE AS TO WHAT ACTION IS TO BE TAKEN, IT WILL BE DEEMED TO CONSTITUTE A VOTE FOR EACH OF THE NOMINEES AND EACH OF THE PROPOSALS SET FORTH ON THE REVERSE OF THIS PROXY.